Exhibit 99.1

Inspire Medical Systems, Inc. Announces Second Quarter 2026
Financial Results, Raised 2026 Guidance, and Strategic Growth Plan

•Generated second quarter revenue of $200.6 million
•Second quarter diluted EPS of $0.01; adjusted diluted EPS of $0.14
•Second quarter operating cash flow of $23.2 million
•Announced strategic growth plan designed to unlock and redeploy $30 million for growth initiatives

MINNEAPOLIS, MN - August 3, 2026 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire, or the Company), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, today reported financial results for the quarter ended June 30, 2026.

“Our second quarter results reflect the increased discipline and focus we are bringing to the business as we continue to support customers through the evolving coding and reimbursement environment and invest in the long-term adoption of Inspire therapy,” said Tim Herbert, Chairman and CEO of Inspire Medical Systems. “We are also announcing a strategic growth plan designed to generate approximately $30 million of annualized growth investment capacity, which we intend to redeploy into targeted growth initiatives. We believe these actions will strengthen our operating foundation, sharpen our focus on the highest-return opportunities, and position Inspire for sustainable growth and long-term value creation.”

Second Quarter 2026 Financial Results (Second Quarter 2026 compared to Second Quarter 2025)

•Revenue decreased 7.6% to $200.6 million, primarily driven by a decline in U.S. revenue, partially offset by growth in International revenue. The U.S. decline was driven primarily by the impacts of evolving coding and reimbursement environment.

•Gross margin increased 150 bps to 85.5%, primarily due to increased sales mix of the Inspire V system, which has a higher gross margin than the Inspire IV system.

•Operating expenses decreased $13.8 million, or 7.4%, to $172.0 million, primarily driven by lower stock-based compensation costs due to accelerated stock-based compensation expenses recognized in the prior year period as well as lower marketing expenses.

•Operating earnings increased $2.8 million to an operating loss of $0.5 million, and operating margin of (0.3)%. Adjusted operating income was $3.2 million, and adjusted operating margin was 1.6%.

•Interest and dividend income, net decreased by $0.7 million, primarily due to lower average interest rates and lower average cash, cash equivalents, and investment balances.

•Other expense, net decreased by $3.4 million, primarily due to a $4.0 million impairment charge recognized in the prior year period, partially offset by a decrease in interest and dividend income in the current period due to lower average interest rates and lower average cash, cash equivalents, and investment balances in the current period.

•The effective tax rate was 89.9% compared to (54.0)%. The increase in the effective tax rate was primarily driven by tax shortfall related to stock-based compensation. For the three months ended June 30, 2025, the Company maintained a full valuation allowance against federal and state deferred tax assets, which was subsequently released at December 31, 2025.

•Net earnings was $0.3 million and adjusted net earnings was $4.0 million.

•Diluted EPS was $0.01 and adjusted diluted EPS was $0.14.

Financial Condition

•Net cash provided by operating activities for the three months ended June 30, 2026 was $23.2 million, compared to $2.7 million in the prior year period. The change was primarily driven by improved working capital, primarily in receivables and inventories.

•As of June 30, 2026, cash, cash equivalents, and investments increased $10.6 million to $415.2 million as compared to December 31, 2025.

Full Year 2026 Guidance

The Company is raising its previously announced revenue outlook to be in the range of $835 million to $875 million. Additionally, the Company now expects annual adjusted operating margin to be in the range of 4% to 6%, diluted EPS to be in the range of $(0.42) to $0.17 and adjusted diluted EPS to be in the range of $1.05 to $1.45.

The Company’s outlook assumes an effective tax rate of approximately 95% to 100% and an adjusted effective tax rate of 30% to 35%, estimated weighted average diluted shares outstanding of approximately 29.4 million, and capital expenditures between $35 million to $40 million.

Strategic Growth Plan

On August 3, 2026, the Company announced a strategic growth plan, named Project Horizon, intended to create additional investment capacity to accelerate revenue growth through:
•Aligning resources to revenue growth initiatives;
•Streamlining the organization; and
•Optimizing the Company's supply chain by consolidating production to support quality, scale, and efficiency.

The Company expects to incur a total of $20 million to $25 million of pre-tax restructuring charges in connection with the first phase of Project Horizon, including approximately $4 million to $5 million of employee-related costs, and $16 million to $20 million of other expenses, which will be non-cash in nature. These actions are expected to generate approximately $30 million of annualized growth investment capacity which is expected to be invested in revenue growth initiatives. The Company expects the majority of actions related to the restructuring to be completed in the third quarter and all actions to be substantially complete by the end of 2026.

Webcast and Conference Call

The Company's management will host a conference call after market close today, Monday, August 3, 2026, at 5:00 p.m. Eastern Time to discuss these results and answer questions.

To access the conference call, please preregister on
https://register-conf.media-server.com/register/BI05401f2d26b24d47a1416936675b79be.
Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/qu4ekmuy/. A replay of the webcast will be available on https://investors.inspiresleep.com starting approximately two hours after the event and archived on the site for two weeks.

About Inspire Medical Systems

Inspire Medical Systems is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first FDA, EU MDR, and PDMA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including without limitation, adjusted operating income, adjusted operating margin, adjusted earnings before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net earnings, adjusted net earnings per diluted share ("EPS"), adjusted EBITDA, and adjusted EBITDA margin, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

We define adjusted operating income as operating income or loss adjusted for items that are not indicative of our ongoing operations. Operating income is the most directly comparable GAAP financial measure to adjusted operating income. We define adjusted operating margin in this release as adjusted operating income divided by revenue. Operating margin is the most directly comparable GAAP financial measure to adjusted operating margin. Adjusted earnings before income taxes is defined as earnings before income taxes, adjusted for items that are not indicative of our ongoing operations. Earnings before income taxes is the most directly comparable GAAP financial measure. Adjusted income tax expense is defined as income tax expense, adjusted for items that are not indicative of our ongoing operations. Adjusted effective tax rate is adjusted income tax expense divided by adjusted earnings before income taxes. Income tax expense is the most directly comparable GAAP financial measure. Adjusted net earnings is defined as net earnings or loss, adjusted for items that are not indicative of our ongoing operations. Net earnings or loss is the most directly comparable GAAP financial measure to adjusted net earnings. Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the diluted weighted average shares outstanding. Net earnings or loss per diluted share is the most directly comparable GAAP financial measure to adjusted net earnings per diluted share. We define adjusted EBITDA as net earnings or loss, less interest and dividend income, net, plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, adjusted for items that are not indicative of our ongoing operations. Net earnings or loss is the most directly comparable GAAP financial measure to adjusted EBITDA. We define adjusted EBITDA margin in this release as adjusted EBITDA divided by revenue. Net earnings or loss margin is the most directly comparable GAAP measure to adjusted EBITDA margin. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because we believe they are useful indicators of our operating performance and facilitate a more meaningful trend analysis without the distortion of various adjustment items. Management uses these measures principally as measures of our underlying operating performance, trends, and for planning purposes, including the preparation of our annual operating plan and financial projections. We believe these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. We also believe these non-GAAP financial measures are useful to our management and investors as a measure of comparative operating performance from period to period.

These non-GAAP financial measures should not be considered as an alternative to, or superior to, the most directly comparable GAAP financial measures, as measures of financial performance or cash flows from operations, as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, capital expenditures, and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs, and cash costs to replace assets being depreciated and amortized. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using non-GAAP financial measures on a supplemental basis. These measures and their definitions are discussed in more detail below and our definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding estimated financial and non-financial impacts from our strategic growth plan (including without limitation the expectations for pre-tax charges in connection with the growth plan, annual growth investment capacity, the extent and manner of the use of investments in revenue growth initiatives as well as the time to complete the strategic growth plan) and potential impacts to our business (including potential actions and solutions as well as timing of these impacts) associated with coding and reimbursement, and our expectations regarding our full year 2026 financial outlook (including without limitation expectations for the impacts of coding and reimbursement, revenue, expected growth, adjusted operating margin, net earnings or loss per diluted share, adjusted net earnings per diluted share, effective tax rate, adjusted effective tax rate, weighted average diluted shares outstanding and capital expenditures). In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: our dependency on our Inspire system for revenues; fluctuations in our financial results and the market price of our common stock; our ability to sustain or increase our profitability and our history of operating losses; commercial success and market acceptance of our Inspire therapy; our ability to achieve and maintain adequate and clear levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies, technologies, and pharmaceuticals in our industry; our ability to expand our indications and develop and commercialize additional products and enhancements to our Inspire system; our ability to forecast demand and manage our inventory; our dependence on third-parties; risks related to consolidation in the healthcare industry; our ability to expand, manage, and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the United States; our ability to manage our growth; risks related to product liability claims and warranty claims; our ability to address quality issues that may arise with our Inspire system; any failure of key information technology systems, processes, or sites or damage to or inability to access our physical facilities; any violations of anti-bribery, anti-corruption, and anti-money laundering laws; future needs for additional financing; risks related to our tax assets and changes in tax laws; our ability to timely commercialize or obtain regulatory approvals or certifications for our Inspire therapy and system; U.S. Food and Drug Administration (FDA) or other United States or foreign regulatory actions affecting us or the healthcare industry generally; our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement; and our strategic growth plan may not achieve our intended outcome.

Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor & Media Contact
Ezgi Yagci
Vice President, Investor Relations
ezgiyagci@inspiresleep.com
617-549-2443

Inspire Medical Systems, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$200,581	$217,086	$405,164	$418,403
Cost of goods sold	29,122	34,672	56,793	65,381
Gross profit	171,459	182,414	348,371	353,022
Operating expenses:
Research and development	24,698	26,209	50,524	54,012
Selling, general and administrative	147,275	159,521	299,479	303,811
Total operating expenses	171,973	185,730	350,003	357,823
Operating (loss)	(514)	(3,316)	(1,632)	(4,801)
Interest and dividend (income), net	(3,739)	(4,482)	(7,480)	(9,548)
Other expense, net	110	3,498	336	2920
Earnings (loss) before income taxes	3,115	(2,332)	5,512	1,827
Income tax expense	2,801	1,260	16,492	2,427
Net earnings (loss)	$314	$(3,592)	$(10,980)	$(600)
Basic earnings (loss) per share	$0.01	$(0.12)	$(0.38)	$(0.02)
Diluted earnings (loss) per share	$0.01	$(0.12)	$(0.38)	$(0.02)
Weighted average shares outstanding:
Basic	28,835,058	29,506,807	28,768,163	29,604,043
Diluted	28,940,846	29,506,807	28,768,163	29,604,043

Inspire Medical Systems, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$127,761	$104,813
Investments, short-term	192,923	203,455
Accounts receivable, net of allowance for credit losses of $997 and $1,080, respectively	103,340	119,692
Inventories, net	170,451	145,293
Prepaid expenses and other current assets	14,199	10,399
Total current assets	608,674	583,652
Investments, long-term	94,480	96,330
Property and equipment, net	104,330	97,872
Operating lease right-of-use assets	22,599	23,532
Deferred tax assets	77,582	88,667
Other non-current assets	18,328	17,264
Total assets	$925,993	$907,317
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$27,102	$36,565
Accrued expenses	44,080	59,490
Total current liabilities	71,182	96,055
Operating lease liabilities, non-current portion	29,093	29,998
Other non-current liabilities	136	104
Total liabilities	100,411	126,157
Stockholders' equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, $0.001 par value; 200,000,000 shares authorized; 28,907,221 and 28,579,015 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	29	29
Additional paid-in capital	983,670	927,159
Accumulated other comprehensive (loss) income	(645)	464
Accumulated deficit	(157,472)	(146,492)
Total stockholders' equity	825,582	781,160
Total liabilities and stockholders' equity	$925,993	$907,317

Inspire Medical Systems, Inc.
GAAP to Non-GAAP Reconciliations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2026
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net Earnings	Diluted EPS
Reported	$171,459	$171,973	$(514)	(0.3)%	$(3,629)	$3,115	$2,801	89.9%	$314	$0.01
Non-GAAP adjustments:
Legal fees[1]	—	(3,697)	3,697	1.9%	—	3,697	1,296		2,401	0.09
Tax impact of stock-based compensation[2]	—	—	—	—%	—	—	(1,288)		1,288	0.04
Adjusted	$171,459	$168,276	$3,183	1.6%	$(3,629)	$6,812	$2,809	41.2%	$4,003	$0.14

	Three Months Ended June 30, 2025
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	(Loss) Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net (Loss) Earnings	Diluted EPS
Reported	$182,414	$185,730	$(3,316)	(1.5)%	$(984)	$(2,332)	$1,260	(54.0)%	$(3,592)	$(0.12)
Non-GAAP adjustments:
Stock-based compensation expense[3]	—	(11,155)	11,155	5.1%	—	11,155	2,770		8,385	0.28
Legal fees[1]	—	(1,736)	1,736	0.8%	—	1,736	431		1,305	0.04
Asset impairment charge[4]	—	—	—	—%	(4,046)	4,046	—		4,046	0.14
Adjusted	$182,414	$172,839	$9,575	4.4%	$(5,030)	$14,605	$4,461	30.5%	$10,144	$0.34
1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax expense recorded as excess tax expense for stock-based compensation.
3 Represents accelerated stock-based compensation expense for certain employees who were retirement eligible in accordance with the implementation of changes to the treatment of equity awards under the Inspire Medical Systems, Inc. 2018 Incentive Award Plan upon the holder's death, disability, or retirement.
4 Represents a non-cash impairment of a strategic investment.

Inspire Medical Systems, Inc.
GAAP to Non-GAAP Reconciliations (unaudited)
(in thousands, except per share amounts)

	Six Months Ended June 30, 2026
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net (Loss) Earnings	Diluted EPS
Reported	$348,371	$350,003	$(1,632)	(0.4)%	$(7,144)	$5,512	$16,492	299.2%	$(10,980)	$(0.38)
Non-GAAP adjustments:
Legal fees[1]	—	(5,133)	5,133	1.3%	—	5,133	1,676		3,457	0.12
Tax impact of stock-based compensation[2]	—	—	—	—%	—	—	(14,375)		14,375	0.50
Adjusted	$348,371	$344,870	$3,501	0.9%	$(7,144)	$10,645	$3,793	35.6%	$6,852	$0.24

	Six Months Ended June 30, 2025
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net (Loss) Earnings	Diluted EPS
Reported	$353,022	$357,823	$(4,801)	(1.1)%	$(6,628)	$1,827	$2,427	132.8%	$(600)	$(0.02)
Non-GAAP adjustments:
Stock-based compensation expense[3]	—	(11,155)	11,155	2.6%	—	11,155	2,770		8,385	0.28
Legal fees[1]	—	(1,736)	1,736	0.4%	—	1,736	431		1,305	0.04
Asset impairment charge[4]	—	—	—	—%	(4,046)	4,046	—		4,046	0.14
Adjusted	$353,022	$344,932	$8,090	1.9%	$(10,674)	$18,764	$5,628	30.0%	$13,136	$0.44
1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax expense recorded as excess tax expense for stock-based compensation.
3 Represents accelerated stock-based compensation expense for certain employees who were retirement eligible in accordance with the implementation of changes to the treatment of equity awards under the Inspire Medical Systems, Inc. 2018 Incentive Award Plan upon the holder's death, disability, or retirement.
4 Represents a non-cash impairment of a strategic investment.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net earnings (loss)	$314	$(3,592)	$(10,980)	$(600)
Interest and dividend income, net	(3,739)	(4,482)	(7,480)	(9,548)
Income tax expense	2,801	1,260	16,492	2,427
Depreciation and amortization	4,597	3,414	9,707	6,458
EBITDA	3,973	(3,400)	7,739	(1,263)
Stock-based compensation expense[1]	31,226	41,724	61,915	72,780
Legal fees[2]	3,697	1,736	5,133	1,736
Asset impairment charge[3]	—	4,046	—	4,046
Adjusted EBITDA	$38,896	$44,106	$74,787	$77,299
1 Total stock-based compensation expense.
2 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
3 Represents a non-cash impairment of a strategic investment.

Reconciliation of GAAP Net Earnings (Loss) Margin and Non-GAAP Adjusted EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net earnings (loss) margin[1]	0.2%	(1.7)%	(2.7)%	(0.1)%
Interest and dividend income, net	(1.9)%	(2.1)%	(1.8)%	(2.3)%
Income tax expense	1.4%	0.6%	4.1%	0.6%
Depreciation and amortization	2.3%	1.6%	2.4%	1.5%
Stock-based compensation expense[2]	15.6%	19.2%	15.2%	17.4%
Legal fees[3]	1.8%	0.8%	1.3%	0.4%
Asset impairment charge[4]	—%	1.9%	—%	1.0%
Adjusted EBITDA margin	19.4%	20.3%	18.5%	18.5%
1 Net earnings (loss) margin is calculated as net earnings (loss) divided by total revenue.
2 Total stock-based compensation expense.
3 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
4 Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.
Full Year 2026 Outlook
Reconciliation of Full Year 2026 Outlook of Estimated Net Earnings per Diluted Share
to Adjusted Net Earnings per Diluted Share

	Outlook Full Year 2026		Tax Rate Outlook Full Year 2026
	Low Range	High Range	Low Range	High Range
Net earnings per diluted share	$(0.42)	$0.17	95.0%	100.0%
Legal fees[1]	0.25	0.23
Restructuring charges[2]	0.64	0.51
Tax impact of stock-based compensation[3]	0.58	0.54
Adjusted net earnings per diluted share	$1.05	$1.45	30.0%	35.0%

1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 Restructuring costs related to Project Horizon.
3 Represents the estimated tax impact of permanent differences that arise between the expense recognized for financial reporting of stock-based compensation awards and the tax deduction the Company receives (tax windfall or shortfall). Accounting standards codification guidance requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. These amounts represent the estimated discrete tax impact for stock-based compensation during the period presented.